UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): July 16, 2009

Midas Medici Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0921

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant’s Certifying Accountant.

    On July 16, 2009, the board of directors of Midas Medici Group Holdings, Inc. (the “Company”) dismissed RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm.

    During the fiscal years ended December 31, 2008 and December 31, 2007 ,  RBSM’s reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except, RBSM’s audit reports for the year ended December 31, 2008 and December 31, 2007 stated that several factors raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    During the fiscal years ended December 31, 2008 and December 31, 2007 and the subsequent interim period through July 16, 2009, (i) there were no disagreements between the Company and RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of RBSM would have caused RBSM to make reference to the matter in its reports on the Company's financial statements; and  (ii) there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K.

    On July 24 , 2009, the Company provided RBSM with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K/A , and has requested that RBSM furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated July 24 , 2009, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K/A.

    On July 16, 2009, the Company engaged J.H. Cohn LLP (“JH Cohn”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2009. The change in the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on July 16, 2009.

    During the years ended December 31, 2008 and December 31, 2007 and the subsequent interim period through July 16, 2009, the Company did not consult with JH Cohn regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or event identified in response to (a)(1)(iv) of Item 304 of Regulation S-K.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    Effective July 16, 2009, the Company entered into employment agreements with Nana Baffour and Johnson Kachidza, which agreements contain the same terms and provisions. The agreements provide for an initial term of five years which shall be automatically extended for successive one year periods unless terminated. The agreements also provide for an  annual base salary of $125,000 which shall be increased as follows: (i) to $200,000 on the earlier to occur of the first anniversary of the agreements or the company publicly reports consolidated annual gross revenues of at least $10,000,000, (ii) to $250,000 on the earlier to occur of the second anniversary of the agreements or the company publicly reports consolidated annual gross revenues of at least $35,000,000, (iii) to $350,000  on the earlier to occur of the third anniversary of the agreements or the company publicly reports consolidated annual gross revenues of at least $100,000,000.  In addition, the executives will each be entitled to an annual bonus targeted between 150% to 250% of the base salary during the first 3 years of the term of the Agreements and thereafter, at a target to be determined in good faith by the Company’s board of directors. The executives will also be entitled to grant of bonus stock under the Company’s incentive stock option, on an annual basis. The Company also agreed to grant each of the executives options to purchase 100,000 shares of the Company’s stock as soon as practicable. The exercise price of the options shall be equal to 100% of the fair market value and become fully vested on the first anniversary.

    In the event of the executives’ death while in the employ of the Company, the agreements shall automatically terminate and any unvested equity compensation shall vest immediately and any vested warrants may be exercised on the earlier of the warrant’s expiration or 18 months after the death. In the event of the executives death or if the agreement is terminated due to a disability or for cause (as defined in the agreements), any unpaid compensation, prorata bonus or bonus options earned and any amounts owed to the executives shall be paid by the Company. In addition, if the agreements are terminated due to the disability of the executive, any unvested equity compensation shall vest immediately and any vested warrants may be exercised on the earlier of the warrant’s expiration or 18 months after such termination. In the event the executive’s employment is terminated without cause, the executives shall be entitled to receive, in a lump sum payment, the base salary, the maximum bonus and options that would have been paid to the executives if the agreements had not been terminated or for 12 months, whichever is greater. In addition, any unpaid compensation, prorata bonus or bonus options earned and any amounts owed to the executives shall be paid by the Company and any unvested equity compensation shall vest immediately and any vested warrants may be exercised on the earlier of the warrant’s expiration or 18 months after the termination. In the event of the executives’ resignation without good reason (as defined in the agreement), or retirement, the executives shall be entitled to receive any unpaid compensation, prorata bonus or bonus options earned and any amounts owed to the executives.

    The agreements also provide that upon the closing of a transaction that constitutes a “liquidity event, as such term is defined in the agreements, the executives shall be entitled to receive a transaction bonus equal to 2.99 times the executives then current base salary provided that, unless the executives are terminated without cause, are terminated for good reason, they must remain employed with the company on the closing of such liquidity event.

    The agreements also contain standard non-solicitation, non-competition and indemnification clauses.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between Midas Medici Group Holdings, Inc. and Nana Baffour dated as of July 16, 2009 (Incorporated by reference to the Registrant’s Form 8-K filed July 22, 2009)

10.2	Employment Agreement between Midas Medici Group Holdings, Inc. and Johnson Kachidza dated as of July 16, 2009 (Incorporated by reference to the Registrant’s Form 8-K filed July 22, 2009)

16.1	Letter from RBSM, LLP dated July 24 , 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas Medici Group Holdings, Inc.

Date: July 28, 2009	By:	/s/ Nana Baffour
Nana Baffour, CEO and Co-Executive
Chairman